UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
Amendment No. 4

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	May 12, 2010

First Blush Brands, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52682	26-1364883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9595 Wilshire Blvd., Suite 900 Beverly Hills, CA 90212
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:	(310) 717-8942

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Explanatory Note		1

Item 1.01.	Entry into Material Definitive Agreement	2

Item 2.01.	Completion of Acquisition or Disposition of Assets	3

The Share Exchange		3
Description of the Company’s Business		5
Business		5
Management’s Discussion and Analysis or Plan of Operations		11
Risk Factors		19
Security Ownership of Certain Beneficial Owners and Management		29
Executive Officers and Directors		31
Executive Compensation		35
Certain Relationships and Related Transactions		37
Indemnification of Directors and Officers		38

Item 3.02.	Unregistered Sales of Equity Securities	39

Item 5.01.	Changes in Control of Registrant	40

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	40

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	40

Item 5.06.	Change in Shell Company Status	41

Item 9.01.	Financial Statements and Exhibits	41

Explanatory Note

This Amendment No. 4 (this “Amendment”) to Current Report on Form 8-K amends and restates the Current Report on Form 8-K filed by AFH Holding II, Inc., now known as First Blush Brands, Inc. (the “Company”) on May 13, 2010, as amended on May 25, 2010,  August 25, 2010 and November 15, 2010 (the “Initial 8-K”).  The Amendment amends the Initial 8-K by providing certain additional information.

Item 1.01.	Entry into Material Definitive Agreement.

Share Exchange Agreement

On May 12, 2010, AFH Holding II, Inc., “AFH” or the “Company”, and its sole shareholder entered into a share exchange agreement with First Blush, Inc. (“First Blush”) and its security holders (the “Exchange Agreement”). Pursuant to the terms of the Exchange Agreement, each outstanding share of common stock and Series A Preferred Stock of First Blush was transferred to AFH in exchange for shares of the common stock, $0.001 par value per share, of AFH. Upon consummation of the Exchange Agreement (the “Exchange”), First Blush became a wholly owned subsidiary of AFH, which will change its name to “First Blush Brands, Inc.” following the applicable regulatory waiting period, and the security holders of First Blush became shareholders of the Company owning approximately 89.06% of the Company’s outstanding common stock.

For a description of the terms of the Exchange Agreement, see the descriptions thereof in Item 2.01 below, which disclosure is incorporated herein by reference.

Registration Rights Agreement

In connection with the Exchange, we entered into a Registration Rights Agreement with the former holders of Series A Preferred Stock of First Blush (the “Registration Rights Agreement”) in which we agreed to use our commercially reasonable efforts to include such holders’ shares of our common stock, at our expense, in any registration statement that we file until such shares may be sold under certain exemptions under the Securities Act of 1933, as amended.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, the form of which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Share Exchange

On May 12, 2010 (the “Effective Date”), we and First Blush entered into the Exchange Agreement among AFH, AFH Holding and Advisory, LLC, First Blush, Rose Hill Gardens LLC, Sandra Missakian, William A. Gustafson and Prescott Interests Ltd.  Pursuant to the terms and conditions of the Exchange Agreement, as of the effective date:

•	First Blush became a wholly-owned subsidiary of AFH;

•	The stockholders of AFH approved an amendment and restatement of AFH’s articles of incorporation, among other things, changing its name to “First Blush Brands, Inc.”;

•
Each share of First Blush’s capital stock issued and outstanding immediately prior to the closing of the Exchange was converted into shares of our common stock.  An aggregate of 7,125,000 shares of our common stock were issued to the holders of First Blush’s capital stock;

•
Amir F. Heshmatpour, as our sole director, increased the size of our board of directors from one director to four directors, delivered his resignation as a director, and designated Anthony Roth, Sandra Missakian and Victoria Briggs to fill the vacancies created by the increase in the size of the board all to become effective following the expiration of ten days following the filing of a Schedule 14F-1 with the Securities Exchange Commission;

•	Mr. Heshmatpour resigned as our sole officer and simultaneously therewith, new officers were appointed, as follows:

Name	Title
Anthony Roth	President and Chief Executive Officer
Barrett Carrere	Chief Financial Officer, Secretary

•	The Company entered into employment agreements with Mr. Roth and Mr. Carrere;

•	The Company agreed to pay a fee to AFH Holding and Advisory, LLC in the amount of $250,000; $75,000 of which was previously paid and the balance of $175,000 remains unpaid;

•	We issued 75,000 shares of our common stock to Mr. Roth in satisfaction of $75,000 of indebtedness owed by First Blush to Mr. Roth;

•	We granted AFH Holding and Advisory, LLC the right to designate one member of our board of directors;

•
All outstanding liabilities and obligations of AFH were satisfied or waived and Mr. Heshmatpour and AFH Holding and Advisory, LLC agreed to indemnify us for any liability or obligation of the Company relating to matters prior to the effective time of the Exchange;

•	Each of AFH and First Blush provided customary representations and warranties, and closing conditions in the Exchange Agreement.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Following the consummation of the Exchange Agreement, there were 8,000,000 shares of the Company’s Common Stock issued and outstanding. Approximately 89.06% of such issued and outstanding shares were held by the former stockholders of First Blush and approximately 10% were held by AFH Holding and Advisory, LLC.

The shares of our common stock issued to former holders of First Blush’s capital stock and to Mr. Roth in connection with the Exchange, were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempt transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same or, if such shares are uncertificated, an appropriate notation to such effect has been made in our stock record.

The Exchange and its related transactions were approved by the holders of the requisite number of shares of First Blush’s common stock by written consent dated May 12, 2010.

The Company will continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Exchange.

We intend to carry on First Blush’s business as our sole line of business. Therefore, we have adopted Amended and Restated Articles of Incorporation, among other things, changing our name to “First Blush Brands, Inc.” (the “Name Change”) which we will file with the Secretary of State of the State of Delaware after the applicable waiting period under Rule 14c of the Exchange Act, which we anticipate will be on or about June 4.

A copy of the Amended and Restated Articles of Incorporation is annexed hereto as Exhibit 3.1 and incorporated herein by reference.

The Company has changed the address of its principal offices to the corporate offices of First Blush at 9595 Wilshire Boulevard, Suite 900 Beverly Hills CA 90212, telephone number (310) 717-8942.

Description of the Company’s Business

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us,” except as otherwise noted, refer to AFH Holding II, Inc. and its subsidiaries after the Exchange.

Business

General

We are a Delaware corporation based in Beverly Hills, California.  Currently, we produce and market two beverage product lines:

1.	An all natural, premium grape juice crafted from 100% pure, fine wine grapes. We currently offer four juices: Cabernet, Merlot, Syrah and Chardonnay juice under the brand name “First Blush.”

2.
An all natural ready-to-drink tea crafted from 50% First Blush juice and 50% brewed organic white tea. We currently offer two teas: Cabernet White Tea and Chardonnay White Tea, also under the brand name “First Blush.”

First Blush juices and teas are all natural and contain high levels of naturally occurring polyphenol antioxidants. We do not add sugar, high fructose corn syrup, preservatives, artificial colors, artificial flavors, gluten or additives of any kind to our beverages.  We intend to capitalize on the continued growth and consumer acceptance of health and wellness beverages and ready-to-drink teas.  We also intend to leverage off of the well established grape juice beverage category through the innovative use of fine wine grapes to craft our products.

First Blush   is a registered trademark of First Blush, Inc.

History

In January 2007, First Blush business operations were commenced by Victoria Briggs and her husband, Christopher Bagdasarian, through Rose Hill Gardens LLC which is 100% owned by Ms. Briggs.  On August 1, 2008 First Blush, Inc. was formed.  On December 31, 2008 the assets related to the First Blush business were transferred from Rose Hill Gardens LLC to First Blush, Inc.  Rose Hill Gardens provided the financing for First Blush, Inc.’s operations.  Ms. Briggs and Mr. Bagdasarian established the operations of First Blush through their business experience and numerous contacts by accessing high quality supplier/vendor relationships. These relationships include: grape procurement; bottling and packaging services; product and formula development; and logistics and distribution services.  In addition, Ms. Briggs and Mr. Bagdasarian developed First Blush's go-to-market strategy of placing First Blush products in the grocery produce section. Ms. Briggs and Mr. Bagdasarian, through Rose Hill Gardens, continue to serve in a support role to new management on an ongoing basis pursuant to a consulting arrangement described under “Certain Relationships and Related Party Transactions.”

In February 2007, we presented a line of all natural varietal grape juices to Whole Foods Market and entered into an exclusive distribution agreement with Whole Foods through December 31, 2007.  In May 2007, we began delivering First Blush juices to the Southern California region of Whole Foods (approximately 25 stores).  By July, we expanded distribution to three additional Whole Foods regions: Northern California, Pacific Northwest and Midwest, totaling approximately 75 additional stores.  At that time we chose to limit the Whole Foods roll out to approximately 100 stores to ensure consumer acceptance as well as to monitor and acquire valuable consumer feedback.

Upon expiration of our exclusive distribution agreement with Whole Foods, we made a strategic decision to expand our distribution to the larger mass grocery channel to increase the number of locations selling our products.  In March 2008, Safeway agreed to roll out all First Blush products to 1,200 U.S. Safeway stores.  Safeway operates approximately 1,500 stores in the U.S. and 250 stores in Canada under numerous retail banners including Safeway, Vons, Dominick’s, Genuardi’s, Randalls, Tom Thumb, Pavillions and Carrs. In September 2008, we began delivering to Safeway stores.  For the year ended December 31, 2009, sales to Safeway accounted for 68% of our revenues.  We have no written agreement with Safeway for the continued purchase by Safeway of our products.

In April 2008, we entered into a written agreement with Acosta Sales and Marketing, one of the largest food and beverage sales support and merchandising services companies (i.e. broker) in the United States, to act as our exclusive sales broker for all Safeway divisions. Acosta handles merchandising and administration services for our products in all Safeway owned stores. The agreement is for one-year and automatically renews from year to year unless: 1) it is canceled by either party with 30 days notice for any reason or 2) it is canceled by either party without advanced notice in the case of default by the other party to any terms of the agreement. In the event that we cancel the agreement, we are responsible for paying commission for shipments of our product for a period of 30 days after the point of termination.  Under our agreement with Acosta, we pay them commissions of 5% based on all of our sales, net of discounts and promotions, to Safeway divisions.

We are not currently selling our products directly to Whole Foods, and currently we do not have a sales or distribution agreement with them.  As part of our expansion strategy we added additional smaller accounts to our distribution network throughout 2008 and 2009 through arrangements with independent distributors.  As of April 30, 2010, we have distribution in approximately 1,500 locations, including a limited number of Whole Foods locations and approximately 10 retail outlets in Hong Kong and China.

Business Strategy

We compete in the rapidly growing health and wellness juice markets and ready-to-drink tea markets. Market leaders in these segments include such brands as Nantucket Nectars, Snapple, SoBe, POM Wonderful, Sambazon, and Glaceau/Vitamin Water.

We intend to capitalize on consumer’s increased demand for health conscious all natural beverages. We plan to expand our beverage company around our First Blush brand of juices and ready-to-drink teas, as well as other new functional beverages and possible acquisitions.  We plan to obtain additional financing to expand our business.  Financings may include the sale of our securities or instruments convertible into our securities. With additional financings, our strategy is to increase production of our products to enable us to increase sales to existing customers and make inroads into larger mainstream grocery outlets, convenience drug stores, club stores, and other large accounts.  We are working with The Kroger Co. to launch our products in certain Kroger locations.  Kroger is one of the largest grocery retailers in the United States with more than 2,500 retail outlets including Kroger, Ralphs, King Soopers, City Market, Dillons, Smiths, Fry’s, QFC, Baker’s, Owens, Jay C, Hilander, Gerbes, Pay Less and Scott’s.  We currently do not have any agreement with Kroger for the sale of our products and we cannot promise that we will reach a satisfactory arrangement with Kroger for the sale of our products in the future.

Marketing and Branding

We identified our target market as health conscious individuals skewed towards the adult female consumer.  We believe that our target market’s primary repeat purchase decision is centered around taste, healthfulness and value for themselves and their families.

We have created a marketing strategy based on our target market as follows:

•	Product

We believe that our products satisfy our target market’s desires for healthy and sophisticated choices.  We sell our products in a proprietary 11.5 oz recyclable PET plastic (Polyethylene terephthalate) bottle that was designed specifically for our brand.  In response to consumer and retailer feedback, in early 2009, we re-branded and re-packaged our products from glass bottles into the PET bottle.  In addition, we use labels with vibrant colors and the First Blush logo, which we believe appeals to and is recognizable by consumers. We are considering introducing other packaging configurations as consumer feedback is gathered and demand warrants.

•	Pricing

We believe that we have created perceived value for our product based on our pricing, which we believe is competitive in the premium juice market place.

•	Place

We merchandise our product in the produce section of grocery stores aligning our product with fresh fruit and vegetables.  We maintain proprietary stand-alone beverage racks to merchandise our product in an appealing manner. As we build brand awareness we intend to expand into larger mainstream grocery outlets, convenience drug stores, club stores, and other large accounts.

•	Promotion

We promote our product through the following:

o	Corporate branding

We emphasize wellness and innovation while being dedicated to social and global responsibility.  We believe our brand represents a dedication to quality, health consciousness and sophistication.

o	Advertising and marketing

To date, our advertising and marketing strategy has been based on word-of-mouth advertising, spot unpaid magazine placements and consumer marketing support through in-store sampling programs.  We believe that there is benefit to our business from the powerful branding of the wine grape names: Cabernet, Merlot, Syrah and Chardonnay.  We believe our labeling, marketing and promotional materials are important elements to creating and increasing distributor, retailer and consumer awareness of our brands and products. We intend to implement more aggressive marketing programs in connection with expanding our distribution channels if we are able to obtain additional financing.

o	Internet

We maintain a website at www.firstblush.com, however, the information appearing on this site should not be deemed to be incorporated into this document.

Manufacturing and Quality Control

We have partnered with several third party co-packers to produce all of our products.  We perform a due diligence process on all co-packers to ensure quality and safety measures.  All of our co-packers maintain on-site laboratories.  They test our products during and subsequent to production.  First Blush products are flash pasteurized for safety and have a 24-month shelf life.

First Blush Distribution

We distribute our products to retail locations using two methods of distribution:

1.	Key Account Distribution - Direct to Retailer/produce department
2.	Independent Direct-to-Store Distributors - Independent Beverage Distributors

1.	Key Account Distribution

Key Account distribution is direct distribution from the manufacturer to the retailers' warehouses.  Under this method of distribution, retailers purchase directly from the manufacturer.  We currently have a Key Account distribution arrangement with Safeway.  We began delivering product to Safeway stores throughout the U.S. (approximately 1,200 stores) in September 2008.   We expect to identify other Key Account opportunities, but we cannot promise that we will be able to establish any other Key Accounts.

2.	Independent Direct-to-Store Distributors

Independent direct-to-store distributors are regional wholesalers that purchase products directly from manufacturers, take possession of those products and then sell those products to retailers.  Depending on the distributor, they perform a range of functions such as identifying new retail sales opportunities, delivering the product to the retail stores, actively stocking the shelves at the retail locations as well as creating programs to sell and merchandise the product at the retail store. Independent direct-to-store distributors are necessary for certain retailers.  We are currently using UNFI as a direct-to-store distributor; however, we have not focused our marketing efforts in 2010 on this method of distribution.  As a result, we expect that sales to UNFI will decrease significantly in 2010 estimating that they will account for less than 2% of our total revenue.

Suppliers

We purchase grape juice concentrate from several suppliers including, California Concentrate Co. and Lamenuzzi and Pantaleo LLC using Ciatti Company, one of the largest concentrate brokers in the United States.  If we were no longer able to purchase concentrate from our suppliers or broker, there are other sources from which we could purchase concentrate, but, we cannot promise that the terms of the purchase would be the same. All of the grapes used in producing the concentrate that we purchase are grown in California.

As of May 2010, we do not have a bottler to package our product.

Research and Development

We have an on-going research and development program to create new products, brand extensions and innovative packaging.  In the year ended December 31, 2008, our research and development expenses were $6,974 and in the year ended December 31, 2009, our research and development expenses were $58,703.

Competition

We have significant competition in the health and wellness juice and ready-to-drink tea markets as well as competition in the traditional grape juice business.  Sales of our products do not represent any significant portion of this market or of the grape juice market generally.   Most of our competitors have substantially greater resources than we do and we may not be able to compete with these much larger companies.  We believe there are only a limited number of competitors offering products made from fine wine grapes.   We believe that the antioxidant promoted “purple drinks” such as POM Wonderful, and others may be competitive depending on merchandising strategies implemented at the retail level.  We cannot promise that we will be able to compete with these products.

Intellectual Property Rights

In November 2007, our trademark “First Blush” was registered with the U.S. Patent and Trademark Office, registration #3343669.

In addition, we consider our finished products and formulas, which are not the subject of any patents or trademark registrations to be trade secrets.  We consider our trademarks and trade secrets to be of substantial value and importance to our business.

Government Regulation

In the United States, the production, distribution and sale in the United States of many of our products is subject to:
•	The Federal Food, Drug and Cosmetic Act,
•	The Dietary Supplement Health and Education Act of 1994,
•	The Occupational Safety and Health Act,
•
The environmental statues and various other federal, state and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, labeling and ingredients of such products,

•	Per bottle redemption charges

The facilities in the United States where our products are produced are subject to federal, state and local environmental laws and regulations. It is the responsibility of the third-party producer to comply with these requirements. Compliance with these provisions has not had, and we do not expect such compliance to have any material adverse effect upon our capital expenditures, net income or competitive position.  We are not aware of any incidence or circumstances where we are out of compliance with any governmental regulations.

Employees

As of May 12, 2010, we have two full-time employees, neither of which is represented by a collective bargaining agreement.

Properties

We outsource all production and warehousing of our product and maintain virtual office space at 9595 Wilshire Boulevard Suite 900, Beverly Hills, California 90212 under a lease agreement that allows us to rent offices and conference rooms on a daily basis as needed.  Our principal operational and administrative functions are performed at the home of our Chief Financial Officer at 2535 Beverly Ave #K, Santa Monica, California 90405.

We believe that our current arrangements and facilities are adequate for our immediate and near-term needs. Additional space may be required as we expand our activities. We do not currently foresee any significant difficulties in obtaining any required additional facilities. In the opinion of management, each of our properties is adequately covered by insurance.

Legal Proceedings

We are not presently subject to any material litigation, and, to management’s knowledge, there is not any material litigation presently threatened against the Company.

On or about August 14, 2009 Aris Janigian commenced an action in the Superior Court of Los Angeles against Victoria Briggs, among others, claiming that he is entitled to: 1) a declaration that Mr. Janigian is 50% owner of First Blush, entitled to 50% of the profits and to have 50% vote in control of the business, 2) compensatory and general damages, 3) interest on amounts owed and 4) reasonable attorneys’ fees  for bringing the idea of a varietal grape juice to them as well as for his work and consultation with them and Rose Hill Gardens LLC in developing First Blush.  Ms. Briggs, Rose Hills Gardens, LLC and the other defendants have repudiated all claims and have continued unsuccessful attempts to negotiate a reasonable settlement.  Rose Hill Gardens LLC has agreed to indemnify First Blush for any claims, damages, settlements or judgments in connection with Mr. Janigian’s claims as well as related defense costs up to$100,000.  The Company is not a party to the action.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in “Risk Factors.”

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to the Company that it believes is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. The Company has not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Form 8-K. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. The Company does not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operations

This discussion should be read in conjunction with the other sections of this Current Report on Form 8-K, including “Risk Factors,” “Description of the Company’s Business” and the Financial Statements attached hereto as Item 9.01 and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on the Company’s current expectations and could be affected by the uncertainties and risk factors described throughout this Form 8-K. See “Forward-Looking Statements.” The Company’s actual results may differ materially.

Overview and Recent Developments

AFH was organized pursuant to the laws of the State of Delaware on April 16, 2007.  Since inception, AFH’s primary business operations have involved seeking the acquisition of assets, property, or businesses that may be beneficial to the Company and its shareholders.

On May 12, 2010, First Blush became a wholly-owned subsidiary of AFH, upon consummation of the Exchange.  In the Exchange, each share of First Blush’s capital stock issued and outstanding immediately prior to the closing of the Exchange was converted into the right to receive shares of AFH’s Common Stock.  As a result, AFH issued an aggregate of 7,125,000 shares of common stock to the holders of First Blush’s capital stock.

Immediately following the Exchange, AFH succeeded to the business of First Blush as its sole line of business, and will change its name to First Blush Brands, Inc.  First Blush Brands operates in the fruit juice industry in the United States.  Its products are First Blush ® Juices (Cabernet, Merlot, Syrah, and Chardonnay) and First Blush ® White Teas (Cabernet and Chardonnay).

Following the Exchange, the Company had 8,000,000 shares of Common Stock issued and outstanding.

The following discussion highlights the principal factors that have affected First Blush’s financial condition and results of operations as well as our liquidity and capital resources for the periods described.  This discussion contains forward-looking statements, as discussed above.  Please see the section entitled “Forward-Looking Statements” for a discussion of the assumptions associated with these forward-looking statements.

The following discussion and analysis of First Blush’s financial condition and results of operations are based on the audited financial statements as of December 31, 2009 and 2008, all of which were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).  You should read the discussion and analysis together with such financial statements and the related notes thereto.

Critical Accounting Policies

We believe that the application of the following accounting policies, which are important to our financial position and results of operations, require us to make significant judgments and estimates. For a summary of all our accounting policies, including the accounting policies discussed below, see Note 3, Summary of Significant Accounting Policies and Note 10, Income Taxes, in our financial statements included this filing.

•	Promotional allowance

Many of our promotional programs are based on discounts given to the ultimate consumer at the point of purchase.  For most of these programs we reduce our cost to the retailer for all product sold under promotion so there is limited impact on the retailer’s gross profit.  Because we do not know the ultimate amount of product that will be sold under promotional programs and because retailers pay us 100% of the purchase price upon purchase of our product, we accrue an estimated liability for the amount we expect we will have to refund to the retailers due to these programs.  As a result we have an accrual for promotional programs of $27,194 and $15,000 at December 31, 2009 and 2008, respectively.

We treat promotional allowance as contra revenue and recorded promotional allowance of $150,205 and $53,007 for the years ended December 31, 2009 and 2008, respectively.

•	Income Taxes

We account for income taxes under the Financial Accounting Standards Board’s, FASB, accounting guidance for income taxes. In accordance with FASB’s accounting guidance, we recorded a deferred tax asset for the net operating loss, NOL, carry forward resulting from losses in our year ended December 31, 2009.  The asset is a result of our ability to utilize the NOL in future periods to offset future taxable income and therefore reduce our taxes payable in the future.  At December 31, 2009 we had an asset for the NOL of $390,687, however, given our current going concern issues we determined that this asset may not be realized as it is dependent on us generating sufficient future operating income and accordingly we created a valuation allowance of $371,153 based on our judgment and estimates.  In the future, we may determine that we will be able to realize all or most of this asset and we will adjust our valuation allowance accordingly, which will result in a reduction in income tax expense we report in our financial statements in the period of change.

Results of Operations – Quarter ended March 31, 2010 compared to quarter ended March 31, 2009
The following table sets forth our statement of results of operation data as a percentage of net sales from continuing operations for the years indicated:

	For the quarters ended March 31,
	2010			2009
		% of Gross	% Change		% of Gross
	$	Revenue	from 2009	$	Revenue
Revenue:
Gross revenue	$211,246		54.2%	$137,025
Promotion allowance	(73,208)	-34.7%	715.0%	$(8,983)	-6.6%
Net revenue	$138,038			$128,042

	For the quarters ended March 31,
	2010			2009
		% of	% Change		% of
	$	Net Revenue	from 2009	$	Net Revenue
Gross Profit:
Net revenue	$138,038		7.8%	$128,042
Cost of goods sold	84,262	61.0%	7.2%	78,618	61.4%
Gross profit (loss)	$53,776	39.0%		$49,424	38.6%

The increase in net revenue for 2010 relative to 2009 was due to increased sales with one of our key accounts offset by the increase in promotional allowance used to keep our product moving as we move out of the economic crisis.

Cost of goods sold as a percentage of net revenue remained consistent for 2010 relative to 2009 despite the increase in promotional allowance as a result of several additional expenses incurred during the quarter ended March 31, 2009 that were not incurred in the comparable quarter 2010.

	For the quarters ended March 31,
	2010			2009
		% of	% Change		% of
	$	Net Revenue	from 2009	$	Net Revenue
Gross profit	$53,776			$49,424

Selling, general and administrative	61,132	44.3%	-70.1%	204,632	159.8%
Abnormal production losses	-			28,415
Operating loss	$(7,356)	-5%	-96.0%	$(183,623)	-143%

Our operating loss decreased in 2010 relative to 2009 as a result of reduced selling, general and administrative costs reflective of our plan to curtail expenses by terminating consultants and paring down operations in response to the economic crisis.  In addition, in 2009, we had abnormal production losses in excess of the 5% industry norm equating to $28,415 due to issues with one of our bottlers.

Liquidity and Capital Resources

Our cash flow used by operating activities is as follows:

	For the Quarters Ended
	March 31,
	2010	2009

Cash collected from customers	$152,577	$36,682
Cash paid to suppliers	(8,222)	(34,301)
Cash paid for management services	-	(163,237)
Cash paid for other selling, general & administrative costs	(113,448)	(201,208)
Net cash used by operating activities	$30,907	$(362,064)

Activity for the quarter ended March 31, 2010 relative to the quarter ended March 31, 2009 is as follows:

Cash collected from customers – We collected more cash from customers in 2010 because of the increase in sales to one of our key accounts. Cash paid to suppliers – We paid less to suppliers in 2010 as we used inventory on hand for sales.

Cash paid for management services – We paid no cash for management services as we terminated consultants in response to the economic crisis and paid for other management and administrative services by increasing our notes payable.
Cash paid for other selling, general & administrative costs – We paid less in 2010 as we pared down operations in response to the economic crisis.

As of March 31, 2010, we had approximately $245,000 of current assets, approximately $32,000 of which was cash and the rest of which was receivables and inventory. On average, our receivables are collected in approximately 30 days. Total current liabilities at March 31, 2010 totaled approximately $1,515,000 of which approximately $487,000 are trade and operating payables. At March 31, 2010, we had a net working capital deficiency of approximately $1,270,000.   Our need for cash during the quarter ended March 31, 2010 was primarily funded through operations.

As of March 31, 2010 we had outstanding borrowings on our note payable to our parent of approximately $928,000 and under that note have unused availability of $72,000.  The note and all unpaid and accrued interest is due on the sooner of 30 days demand notice or December 31, 2010.  In addition we have $100,000 note payable to a related party that is due on demand.  Both notes are secured by substantially all of our assets.

Going Concern

As reflected in the financial statements included in this filing, we had a working capital deficiency of approximately $1,270,000 at March 31, 2010.  Historically we have had material operating losses and have not yet created positive cash flows. These factors raise substantial doubt about our ability to continue as a going concern. We cannot provide any assurance that profits from operations will generate sufficient cash flow to meet our working capital needs and service our existing debt.

Off – Balance Sheet Arrangements

As of March 31, 2010, we have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Results of Operations - Year ended December 31, 2009 compared to year ended December 31, 2008
The following table sets forth our statement of results of operation data as a percentage of net sales from continuing operations for the years indicated:

	For the year ended December 31,
	2009			2008
		% of Gross	% Change		% of Gross
	$	Revenue	from 2008	$	Revenue
Revenue:
Gross revenue	$638,130		-13.3%	$735,625
Promotion allowance	(150,205)	-23.5%	183.4%	(53,007)	-7.2%
Net revenue	$487,925			$682,618

	For the year ended December 31,
	2009			2008
		% of	% Change		% of
	$	Net Revenue	from 2008	$	Net Revenue
Gross Profit:
Net revenue	$487,925		-28.5%	$682,618
Cost of goods sold	285,889	58.6%	-7.1%	307,619	45.1%
Gross profit	$202,036	41.4%		$374,999	54.9%

We believe that the decrease in gross revenue for 2009 relative to 2008 was due to a decline in sales resulting from the economic crisis.  To counter act this contraction, we increased promotional allowances in 2009.

Cost of goods sold as a percentage of net revenue increased in 2009 relative to 2008 because of the decrease in gross revenue and increase in promotional allowance in 2009 resulting from the economic crisis.  As a percentage of gross revenue cost of goods sold was 44.8% in 2009 and 41.8% in 2008 a 300 basis point increase resulting from the initial cost of our switch to PET bottles.

The decrease in gross revenue and the increase in promotional allowance in 2009 relative to 2008 also caused gross profit as a percentage of net revenue decreased in 2009 relative to 2008.  If promotional expense had been normalized in 2009 as compared to 2008, we estimate that gross profit as a percentage of net revenue would have been 1030 basis points higher than actual results.

	For the year ended December 31,
	2009			2008
		% of	% Change		% of
	$	Net Revenue	from 2008	$	Net Revenue
Gross profit	$202,036			$374,999

Selling, general and administrative expense	770,361	157.9%	1.2%	761,395	111.5%
Write-off of deposits on future purchases	72,620			-
Write-off of inventory	131,213			-
Abnormal production losses	28,415			-
Operating (loss)	$(800,573)	-164%	107.2%	$(386,396)	-57%

Our operating loss increased in 2009 relative to 2008 both in terms of amount and as a percentage of net revenue due to the decrease in gross revenue and increase in promotional allowance in 2009 resulting from the economic crisis.  In addition there were certain other operating costs in 2009 that were not in 2008 as follows:

•
In 2009 as part of a strategic marketing decision we switched from using glass bottles to PET (Polyethylene terephthalate) bottles.  As a result of this decision, we wrote off $131,213 of inventory related to our glass bottle finished goods.

•	In 2009, we had abnormal production losses in excess of the 5% industry norm equating to $28,415 due to issues with one of our bottlers.

•
In September of 2008 we entered into two one-year purchase commitment contracts to purchase a set number of gallons of concentrate at an aggregate price of approximately $363,000.  The terms of each contract required that we pay a deposit equal to 20% of the total amount to be purchased amounting in the aggregate to $72,844, as reflected in deposits on our balance sheet dated December 31, 2008.   The terms also required that we take delivery of all concentrate within one year.  Due to the impact of the economic crisis, we did not purchase the full amount of concentrate per these contracts and as a result expensed the unapplied deposit in 2009, as reflected in our statement of profit and loss.

Liquidity and Capital Resources

Our cash flow used by operating activities is as follows:

	For the Years Ending
	December 31,
	2009	2008

Cash collected from customers	$458,379	$680,306
Cash paid to suppliers	(152,484)	(581,150)
Cash paid for management services	(434,257)	(209,840)
Cash paid for other selling, general & administrative costs	(345,992)	(462,709)
Net cash used by operating activities	(474,354)	(573,393)

Activity for the year ended December 31, 2009 relative to the year ended December 31, 2008 is as follows:

•	Cash collected from customers - We collected less from our customers in 2009 because of the economic crisis, which caused a decrease in our sales and increase in our use of promotional allowances.
•	Cash paid to suppliers - We paid less to our suppliers in 2009 because we had built inventories of product in 2008 that were utilized in 2009.
•	Cash paid for management services - We used additional management services in 2009 as part of planned company expansion.
•	Cash paid for other selling, general & administrative costs – In 2008 we paid additional costs related to the formation of First Blush, Inc. and costs associated with our attempts to raise capital.

As of December 31, 2009, we had $330,200 in current assets of which 100% was receivables and inventory. We had no cash on hand but we had access to our debt facility which we used for operating needs. On average, our receivables are collected in approximately 30 days. Total current liabilities at December 31, 2009 totaled $1,559,910, of which $372,162, or 23.9%, represented trade and operating payables. At December 31, 2009, we had a net working capital deficiency of $1,229,710. Our need for cash during the year ended December 31, 2009 was primarily funded through the use of our senior debt facilities totaling approximately $1,027,191. However, we do not have any other available credit, bank financing or other external sources of liquidity and will need to obtain substantial additional capital in order to further develop our business operations and become profitable. There can be no assurance that we will be successful in obtaining such additional funding.

In order to support our expected sales to Safeway and increase our customer base, we anticipate that we will need between $3.0 million and $6.0 million of additional funds over the next two years.  The primary use of these funds will be for marketing expenses associated with attracting new business as well as the build-up of inventory to meet customer demand.  With these additional funds, we expect that we can support and obtain sales ranging from $2.5 million to $3.2 million over the next year and $8.0 million and $12.2 million the year after.  Without additional funds we may not even be able to support the needs of our existing Key Account, Safeway.  We have funded working capital needs through product sales, management of working capital components of our business, sales of preferred stock and our senior current debt facilities, which is almost fully drawn.   We anticipate that, in order to grow sales ranging from $2.5 million to $3.2 million over the next year and $8.0 million and $12.2 million the year after, given an average operating margin of 8% on those sales, we will need between $3.0 million and $6.0 million for manufacturing, research and development, marketing, sales channel development, general and administrative expenses, short and long-term debt repayments and interest expense, and approximately $2.5 million to establish a level of inventory and working capital necessary to increase our growth in the years thereafter.  We can offer no assurance that we will be able to generate cash or obtain financing sufficient to meet these needs.   This cash need assumes the incurrence and repayment within such two-year period of $3.0 million of debt at an average interest rate of 10% and up to $3.0 million in capital contributions as well as the continued payment of our accounts payable and collections on our accounts receivable in accordance with our past experience.

Due to the economic crisis sources of financing for companies like ours has become more difficult to find.  In the event that we are unable to obtain additional financing we will not be able to expand our company as planned and become profitable.  Furthermore, in anticipation of our exchange agreement with AFH, we curtailed production and sales of our product and accordingly, we do not expect to have revenue for the second quarter of 2010.

Balance Sheet Restructuring in 2009

On December 31, 2008, all First Blush assets held by Rose Hill Gardens LLC were transferred to First Blush, Inc.

Financings in 2008 and 2009

We received initial financing from Rose Hill Gardens LLC on an as needed basis.  Ms. Briggs, who will become a member of our Board of Directors, is the managing member and owns 100% of Rose Hill Gardens LLC. Rose Hill Gardens LLC is the largest shareholder of First Blush.  On December 31, 2008, we entered into a $1,000,000 Senior Credit Facility with annual interest of 12% with Rose Hill Gardens LLC. The Senior Credit Facility is due on the earlier of demand with 30 days prior notice or December 31, 2010. On December 31, 2008, we drew $828,000 on the Rose Hill Gardens LLC Senior Credit Facility and an additional $99,000 in 2009.

In October, 2008, we commenced a private placement of Preferred Stock.  We raised approximately $275,000 by the sale of Preferred Stock. In addition, In November, 2008, we issued seven year warrants to a third party investor to purchase 1,000,000 common shares for services rendered. Such warrants have been terminated.

On June 26, 2009, we entered into a $100,000 Senior Secured Promissory Note from Michael D. Bagdasarian, with annual interest of 12%. This note is a demand note, due with 30 days prior notice.

All outstanding senior credit facilities are secured by the assets of First Blush.

Going Concern

As reflected in the financial statements included in this filing, we had a working capital deficiency of $1,229,710 at December 31, 2009. We have had material operating losses and have not yet created positive cash flows. These factors raise substantial doubt about our ability to continue as a going concern. We cannot provide any assurance that profits from operations will generate sufficient cash flow to meet our working capital needs and service our existing debt.

Off – Balance Sheet Arrangements

As of December 31, 2009, we have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent the Company from achieving its goals. The risks described below are not the only ones the Company will face. If any of these risks actually occurs, the Company’s business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of the Company’s Common Stock could decline and investors in the Company’s Common Stock could lose all or part of their investment.

Risks Related to Our Company

We have no adequate source of financing to continue our operations. If additional financing is not obtained, investors may lose their entire investment.

We have no cash and we have limited availability under our debt facility. Cash generated from our operations is insufficient to meet our operating needs. Our debt facility is secured by substantially all of our assets. If we do not obtain additional financing shortly through the sale of our securities or through additional borrowings, we may need to reduce or cease operations, in which event our investors would lose their entire investment.

Our independent auditors have expressed doubt about our ability to continue as an ongoing concern and, if the Company does not continue as a going concern, investors may lose their entire investment.

In their report dated May 11, 2010, our independent registered public accounting firm, EFP Rotenberg, LLP, stated that our financial statements for the year ending December 31, 2009 were prepared assuming that we would continue as a going concern.  Our ability to continue as a going concern is an issue raised as a result of a loss of $910,674 for the year ending December 31, 2009 and a loss of $386,396 for the year ending December 31, 2008.  We expect to continue to experience net operating losses. Our ability to continue as a going concern is subject to or ability to generate a profit and operating cash flows and our ability to obtain additional financing to fund our losses.  Our ability to generate profits depends on the success of our brands, of which there can be no assurance. We believe that the going concern qualification in the Independent Auditors’ report is designed to emphasize the uncertainty related to our business as well as the level of risk associated with an investment in our common stock.

We have had a history of losses and if we cannot consistently general positive cash flows or raise sufficient capital then we will not realize our growth potential and the business could suffer financially.

Our net loss in 2009 was $910,674 and in 2008 was $386,396.  We are attempting to grow our brands while maintaining costs. However, we expect to require increasing cash flows to finance our needs for inventory to successfully build the distribution of our products into the marketplace. To finance growth, we will need to raise capital to fund inventory needs, expand our product offerings and implement more aggressive sales, marketing and advertising programs.  However, if we are not successful in raising additional capital, we may not meet our projections for growth and sales could be adversely affected due to delays in shipments and loss of customers.

We need additional capital and if we do not generate sufficient cash flow and we cannot raise additional capital, we will not be able to fulfill our business plan.

We need to obtain additional funding in the future to finance our business strategy, operations and growth. We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed. If we fail to arrange for sufficient capital on a timely basis, we may be required to curtail our business activities until we can obtain adequate financing. Debt financing must be repaid regardless of whether or not we generate profits or cash flows from our business activities. Equity financing may result in dilution to existing stockholders and may involve securities that have rights, preferences, or privileges that are senior to our common stock or other securities. If we cannot raise sufficient capital when necessary, we will likely have to curtail operations and our investors may lose part or all of their investment.

We have a material amount of outstanding debt that may hinder our ability to sustain or grow our business.

As of May 12, 2010, we have approximately $1,027,000   in outstanding debt. This debt could have important consequences to us and our investors, including:

o	making it more difficult to satisfy debt service and other obligations;
o	increasing our vulnerability to general adverse economic and industry conditions;
o	requiring a substantial portion of our cash flow from operations to make interest payments on this debt, if it remains outstanding;
o	reducing the cash flow available to fund capital expenditures and other corporate purposes and to grow our business;
o	limiting our flexibility in planning for, or reacting to, changes in our business and the industry;
o	placing us at a competitive disadvantage to our competitors that may not be as highly leveraged with debt as we are; and
o	limiting our ability to borrow additional funds as needed or take advantage of business opportunities as they arise, pay cash dividends or repurchase common stock.

To the extent we become more leveraged, the risks described above would increase. In addition, our actual cash requirements in the future may be greater than expected. Our cash flow from operations may not be sufficient to repay at maturity all of the outstanding debt as it becomes due, and we may not be able to borrow money, sell assets or otherwise raise funds on acceptable terms, or at all, to refinance our debt.

Current and future economic conditions could have a material adverse effect on our business.

Our current and future business plans are dependent, in large part, on the overall state of the economy.  Any adverse changes in economic conditions may adversely affect our plan of operation.  Our operations and performance also depends to some degree on economic conditions and their impact on levels of consumer spending, which have recently deteriorated significantly in many countries and regions, including the regions in which we operate, and may remain depressed for the foreseeable future.   For example, some of the factors that could influence the levels of consumer spending include continuing volatility in fuel and other energy costs, conditions in the residential real estate and mortgage markets, labor and healthcare costs, access to credit, consumer confidence and other macroeconomic factors affecting consumer spending behavior for discretionary consumer goods such as ours. These and other economic factors could have a material adverse effect on demand for our products and on our financial condition and operating results.

Our success depends, in large part, on our ability to protect current and future brands and products and to defend our intellectual property rights.

Although we may pursue various types of intellectual property protection for our technology, products, and marketing strategies relating to products brought to market, no assurance can be given that we will be granted the protection we desire, will be able to protect or defend such rights if granted, or will be able to protect our trade secrets, trademarks or know-how. We depend upon our trademarks and proprietary rights, and any failure to protect our intellectual property rights or any claims that we are infringing upon the rights of others may adversely affect our competitive position.

We cannot be sure that trademarks will be issued with respect to any future trademark applications or that our competitors will not challenge, invalidate or circumvent any existing or future trademarks issued to, or licensed by, us.  Litigation related to the protection of intellectual property rights could disrupt our business, divert management attention and cost a substantial amount to protect our rights or defend against claims. We believe our competitors, many of whom are more established, and have greater financial and personnel resources than we do, may be able to replicate our processes, brands, flavors, or unique market segment products in a manner that could circumvent our protective safeguards. Therefore, we cannot give any assurances that our confidential business information will remain proprietary.

We depend on third party suppliers and manufacturers. Any disruption or extended delay in product supply from any of our third   party suppliers could have a significant adverse impact on our operations.

There are numerous companies that produce or supply the types of products similar to the products that we distribute. We do not manufacture any of our products and depend entirely on third party manufacturers and suppliers. Typically, we do not have supply agreements, but submit purchase orders for our products. We use third   parties to manufacture and package our beverages according to the formulae and packaging guidelines dictated by us.  A disruption could occur at our suppliers for many reasons, including fire, natural disasters, weather, manufacturing problems, transportation interruption or government regulation. Although we believe that a number of alternative manufacturers available and that could replace the main suppliers with alternative sources at comparable prices and terms, any disruption or extended delay in product supply from third party suppliers could have a significant adverse impact on operations. In addition, the time needed to replace our main suppliers could adversely affect operations by delaying shipments and potentially losing customers to the competition.

Our business is sensitive to public perception. If any of our products prove to be harmful to consumers or if scientific studies provide unfavorable findings regarding its safety or effectiveness, then our brands and image in the marketplace would be negatively impacted.

Our business could be adversely affected if any of our products or similar products distributed by other companies prove to be harmful to consumers or if scientific studies provide unfavorable findings regarding the safety or effectiveness of our products or any similar products. The juices and teas may contain certain nutritional ingredients such as vitamins, herbs and other ingredients that we regard as safe when taken as directed by and that various scientific studies and literature have suggested may offer health benefits. While we do conduct quality control testing on the ingredients in its products, it is dependent on consumers' perception of the overall integrity of the tea and beverage business. The safety and quality of products made by competitors in our industry may not adhere to the same quality standards that we implement, and may result in a negative consumer perception of the entire industry. If our products suffer from this negative consumer perception, it is likely sales will slow and we will have difficulty generating revenues.

Our products may not meet health and safety standards or could become contaminated, causing product recalls that may adversely affect brand image.

We have adopted various quality, environmental, health and safety standards. However, products may still not meet these standards or could otherwise become contaminated. A failure to meet these standards or contamination could occur as a result of operations or those of the bottlers, distributors or suppliers. This could result in expensive production interruptions, recalls and liability claims. Moreover, negative publicity could be generated from false, unfounded or nominal liability claims or limited recalls. Any of these failures or occurrences could negatively affect our business and financial performance.

We are at risk for product liability claims and if we do not maintain adequate insurance to protect us against such claims, a material lawsuit could cause our business to fail.

We are constantly at risk that consumers and users of our products will bring lawsuits alleging product liability. We are not aware of any claims pending against us or our products that we believe would adversely affect our business. While we will continue to attempt to take what we consider to be appropriate precautions, these precautions may not protect us from significant product liability exposure in the future. We maintain product liability insurance for our products through third   party providers. We believe our insurance coverage is adequate; however, we may not be able to retain our existing coverage or this coverage may not be cost justified or sufficient to satisfy any future claims. If we are unable to secure the necessary insurance coverage at affordable costs, then our exposure to liability will greatly increase and it will be difficult to market and sell our products since customers rely on this insurance to distribute our products. In addition to carrying our own coverage, we also require our manufacturers to carry product liability insurance. If we are sued, we may not have sufficient resources to defend against the suit or to pay damages. A material lawsuit could negatively impact our business by increasing our expenses and negatively impacting our available capital which, in turn, could cause our business to fail.

If we cannot maintain adequate inventory, revenues will likely decrease and operating results will be adversely affected.

From time to time, we have experienced difficulty maintaining sufficient inventory to meet customer demand. This failure results from insufficient capital necessary to build and manage inventory.  We rely on financing to build inventories and in the future may not be able to obtain such financing on acceptable terms, if at all. If we do not have sufficient inventory to meet demand, revenues will likely decrease. Additionally, if we cannot fill customers' orders, consumers may turn to other suppliers and, therefore, the relationship could be lost entirely.  If we cannot build sufficient inventories, our business may be curtailed or could fail entirely and you could lose all or part of your investment.

We are dependant on significant forces beyond our control, including but not limited to, third party packers to maintain production capacity; if we are unable to maintain production capacity, our results may be adversely affected.

We are following a business plan that requires a significant amount of time to reach critical mass and to achieve significant profit margins to sustain internal growth. We are dependant on significant forces beyond our control, including but not limited to, third party packers, to maintain production capacity and distribution; cost-effective supply of raw materials to reach projected profit margins; and adding additional retail and distribution partners in addition to those we are working with to achieve projected financial milestones.  No assurances can be given that we will succeed in managing these market forces to successfully achieve our business goals.

If we do not develop and introduce new products that appeal to consumers, our revenues may not be sufficient to cover our expenses and our business could fail.

We face challenges in developing new products, primarily with funding development costs and diversion of management time. On a regular basis, we evaluate opportunities to develop new products through product line extensions and product modifications. We may not successfully develop product line extensions or integrate newly developed products into our business. In addition, newly developed products may not contribute favorably to our operations and financial condition. Our failure to develop and introduce new products on a timely basis would adversely affect our future operating results.

We may face significant competition for our ready-to - drink beverage products that could adversely affect our revenues, results of operations and financial condition.

We compete in the premium juice markets, the rapidly growing health and wellness juice markets as well as the ready-to-drink tea markets.  The market segments are highly competitive.  Each of these markets has multiple products competing for limited retail shelf space. Our products will compete with well   known products such as Welch’s Grape Juice, Arizona, Snapple, Lipton Brisk, Sobe, Vitamin Water, Fuze, Nestea, Tazo, Honest Tea and Sweet Leaf Tea, among other, some of which are produced and/or owned by major international beverage companies such as Coca-Cola, Pepsi, Cadbury Schwepps , and Dr. Pepper/Snapple Group. These companies are substantially larger and more experienced than we are. In addition, they have longer operating histories and have materially greater financial and other resources than we do. Our ability to gain or maintain share of sales or gross margins in the global market or in various local markets may be limited as a result of actions by our competitors. If we cannot compete in the marketplace, we may have difficulty selling our products and generating revenues. Additionally, competition may drive down the prices of our products, which could adversely affect our revenues and our profitability, if any. Consumer acceptance on a competitive level requires significant consumer awareness and retail support across the nation.  There are no guarantees that we can secure significant capital resources, either through additional financing or sales, to compete on a national level with other more established brands currently in the marketplace.

If we are unable to manage our projected growth, we may not be able to implement our business plan and we may not achieve profitability in the future.

We are following a business plan intended to launch lines of premium all natural grape juice and organic white teas, as well as potentially other lines of beverages, in a worldwide competitive beverage market.  In an effort to create and win market share within this highly competitive segment, capital financing is needed for the implementation of a broad range of employee recruitment and training, product development, mass market distribution, marketing and promotion, and intellectual property protection.  No assurance can be given that we will be commercially viable, that it will be successful in further developing its product lines, or that its marketing and promotion activities will have the intended effect of developing increased sales and earnings.

We believe we must expand our business to achieve profitability. Any further expansion of our business may strain our current managerial, financial, operational, and other resources. We will need to continually improve our operations and our financial, accounting and other internal control systems in order to manage our growth effectively. Success in managing this expansion and growth will depend, in part, upon the ability of our senior management to manage our growth effectively. Any failure to do so may lead to inefficiencies and redundancies, and result in reduced growth prospects. As a result, our profitability, if any, may be curtailed or eliminated.

Our revenues and operating results may fluctuate unexpectedly from quarter to quarter, which may cause our common stock to decline in value.

Our revenues and operating results may fluctuate significantly in the future due to various factors including, but not limited to, changes in sales, inventory expenses, operating expenses, market acceptance of our products, or regulatory changes that may affect the marketability of our products and buying cycles of our customers. As a result of these and other factors, we believe that period to period comparisons of our operating results may not be meaningful in the short term and that our performance in a particular period may not be indicative of our performance in any future period.

Price fluctuations in, and unavailability of, raw materials that we use could adversely affect our business operations.

We do not enter into hedging arrangements for raw materials. Prices of certain raw materials have fluctuated in recent years which have affected our cost of goods. To mitigate the impact of these price fluctuations on our cost of goods, we actively source the production of raw materials and finished goods through different suppliers to stabilize our costs. If these suppliers are unable or unwilling to meet our requirements, we could suffer shortages or substantial cost increases. Changing suppliers can require long lead times. The failure of our suppliers to meet our needs could occur for many reasons, including fires, natural disasters, weather, manufacturing problems, disease, strikes, transportation interruption, government regulation, political instability and terrorism. In addition, we pass some of these costs onto our customers through intermittent price increases. If we are not able to continue to effectively negotiate competitive costs with various suppliers or pass along certain price increases to our customers, our margins and operations will be adversely affected.

Our business is subject to many regulations and noncompliance could be costly.

The production, marketing and sale of our beverages, including contents, labels, caps and containers, are subject to the rules and regulations of various federal, provincial, state and local health agencies. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or production may be stopped, thus adversely affecting our financial condition and results of operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we have no way of anticipating whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have a material adverse effect on our financial condition and results of operations.

In order to achieve our anticipated results, we will have to manage growth effectively; if we do not, our results may be adversely affected.
Our ability to manage anticipated growth will require the Company to administer and manage the integration of new employees, technology and facilities located around the country into viable operations and to develop operational, financial and management information systems, as to which no assurance can be given.  We are relying on a lean senior management team. If our management is unable to manage its anticipated growth effectively, the quality of our products, ability to attract and retain key personnel and results of operations will be materially and adversely affected and materially affect our ability to compete in the marketplace.

Rapid growth may place strain on our resources.

We may experience rapid growth that could place a significant strain on our managerial, financial and operational resources.  There can be no assurance that we will not experience delays, difficulties or unplanned expenses as it attempts to scale its production and distribution infrastructure.  Our systems, procedures or controls may not be adequate to support our operations and our management may not be able to manage any growth effectively.  As a result, for us to fully implement our business plan, we may need to obtain financing in excess of its current capitalization, and no assurance can be given that we will be able to obtain such funds upon favorable terms and conditions, if at all.  Failure to do so could have a material adverse effect on our business.

We are dependent upon the performance of our employees.

Our performance depends substantially on the performance of our executive officers and other key personnel. The success of our business in the future will depend on our ability to attract, train, retain and motivate high quality personnel, especially highly qualified managerial personnel. The loss of services of any executive officers or key personnel could have a material adverse effect on our business, revenues, and results of operations or financial condition. Competition for talented personnel is intense, and we may not be able to continue to attract, train, retain or motivate other highly qualified technical and managerial personnel in the future. In addition, market conditions may require us to pay higher compensation to qualified management and technical personnel than we currently anticipate. Any inability to attract and retain qualified management and technical personnel in the future could have a material adverse effect on our business, prospects, financial condition, and/or results of operations.

Risks Related to Our Stock

Our shares of common stock are not listed for trading on a national securities exchange.

Our common stock is not listed for trading on any national securities exchange. We intend to apply for quotation of our common stock on the over-the-counter bulletin board (OTCBB), however there is no assurance that our common stock will be approved for quotation. Investments in securities trading on the OTCBB are generally less liquid than investments in securities trading on a national securities exchange. The failure of our shares to be approved for trading on a national securities exchange may have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

Shares of our common stock and other securities are considered “penny stocks.”

If the market price per share of our common stock is less than $5.00, the shares may be “penny stocks” as defined in the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of these securities. In addition, “penny stock” rules adopted by the SEC under the Exchange Act subject the sale of these securities to regulations which impose sales practice requirements on broker-dealers. For example, broker - dealers selling penny stocks must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in penny stocks.

Furthermore, if the person purchasing the securities is someone other than an accredited investor or an established customer of the broker - dealer, the broker-dealer must also approve the potential customer’s account by obtaining information concerning the customer’s financial situation, investment experience and investment objectives. The broker - dealer must also make a determination whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in penny stocks. Accordingly, the SEC’s rules may limit the number of potential purchasers of shares of our common stock. Moreover, various state securities laws impose restrictions on transferring “penny stocks,” and, as a result, investors in our securities may have their ability to sell their securities impaired.

Fluctuations in stock markets may have an adverse effect on the price of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations that are unrelated to the operating performance of companies with securities trading in those markets. These fluctuations, as well as political events, terrorist attacks, threatened or actual war and general economic conditions unrelated to our performance, may adversely affect the price of our common stock. In the past, securities holders of other companies often have initiated securities class action litigation against those companies following periods of volatility in the market price of those companies' securities. If the market price of our stock fluctuates and our stockholders initiate this type of litigation, we could incur substantial costs and experience a diversion of our management's attention and resources, regardless of the outcome. This could materially and adversely affect our business, prospects, financial condition and/or results of operations. In addition, the exposure of our common stock to the general investing community is limited and thereby inhibits our ability to obtain new investors to help finance our business.

Additional offerings of our securities may have a dilutive effect on current shareholders

We may find the need to raise additional capital through additional sales of securities.  Such sales may be in the form of additional preferred stock, common stock, stock options, or other securities that may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, and conversion and redemption rights, subject to applicable law.  Such issuances and the exercise of any convertible securities (including stock options) will dilute the percentage ownership of the Company’s stockholders, and may affect the value of the Company’s capital stock and could adversely affect the rights of the holders of such stock, thereby reducing the value of such stock.  Moreover, any exercise of convertible securities may adversely affect the terms upon which we will be able to obtain additional equity capital, since the holders of such convertible securities can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to it than those provided in such convertible securities.

Our current management may control the right to vote our common stock and they may be able to control our company indefinitely.

As of May 12, 2010, members of our Board of Directors and our management team beneficially own approximately 96.55% of our common stock (including shares beneficially owned by Amir F. Heshmatpour who has resigned from our board of directors effective upon the expiration of the applicable regulatory waiting periods). As a result, our Board and management collectively and effectively control our management and affairs and all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, for an indefinite period of time. Without a disparate stockholder base or a fluid aggregation of stockholders, it will be more difficult for a third party to acquire our Company without the consent of the insiders. This concentration of ownership might adversely affect the market value of our common stock in the future and the voting and other rights of our other stockholders.

Future classes of preferred stock may be issued with greater rights than our common stock.

As of May 12, 2010, we had no preferred stock outstanding. Our Board is authorized to issue classes or series of shares of our preferred stock without any action on the part of our stockholders, subject to the limitations of the preferred stock already outstanding. Our Board also has the power, without stockholder approval, to set the terms of any such classes or series of shares of our preferred stock that may be issued, including voting rights, dividend rights, conversion features and preferences over shares of our common stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue shares of our preferred stock in the future that have preference over shares of our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue shares of our preferred stock with voting rights that dilute the voting power of shares of our common stock, the rights of our stockholders or the market price of shares of our common stock, and as a result our preferred stock and warrants, could be adversely affected.

In the event of bankruptcy, all creditors’ claims will have priority over the rights of holders of shares.

In the event of bankruptcy, liquidation or winding up, our assets will be available to pay obligations on our preferred stock and common stock only after all of our liabilities has been paid. In addition, our preferred shares will effectively rank junior to all existing and future liabilities of our subsidiaries and any capital stock of our subsidiaries held by third parties. The rights of holders of our preferred shares to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary's creditors and equity holders. In the event of bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries' liabilities, to pay amounts due on any or all of our preferred stock then outstanding, and holders of our common stock will not have the right to receive any amount of our assets unless and until all amounts due on all our preferred stock have been paid in full.

Future sales of common stock by our existing stockholders could adversely affect the stock price of our securities.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market, or the perception that these sales could occur. These sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. We can make no prediction as to the effect, if any, that future sales of shares of common stock or equity-related securities, or the availability of shares of common stock for future sale, will have on the trading price of our common stock.

Because we will not pay cash dividends, investors may have to sell shares in order to realize their investment.

We do not expect to pay cash dividends on our common stock in the foreseeable future.  We intend to retain future earnings, if any, to finance the expansion and growth of its business.  Payment of future dividends, if any, will be at the discretion of the Board of Directors after taking into account various factors, including its financial condition, operating results, current and anticipated cash needs and plans for expansion. As a result, investors may have to sell their shares of our common stock to realize their investment.

Securities analysts may not cover our common stock and this may have a negative impact on any market for our Common Stock

There is no guarantee that securities analysts will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage would be likely to significantly reduce the trading volume and investor interest in our common stock, and would be likely to adversely affect our common stock’s market price, if any trading market exists. If we are covered by securities analysts and our stock is downgraded, our stock price would likely decline.

Fulfilling our obligations incident to being a public company will be expensive and time consuming.

As a public company, the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC require us to implement additional corporate governance practices and adhere to a variety of reporting requirements and complex accounting rules. Compliance with these public company obligations increases our legal and financial compliance costs and place significant additional demands on our finance and accounting staff and on our financial, accounting and information systems.

Our investors may lose their entire investment in our securities

An investment in our securities is highly speculative and may result in the loss of the entire investment. Only potential investors who are highly experienced investors and who can afford to lose their entire investment should consider an investment in our securities.

We became a publicly traded company through the acquisition of a public shell company, and we could be liable for unanticipated claims or liabilities as a result thereof.

We face substantial risks associated with being a former public shell company, including absence of accurate or adequate public information concerning the public shell company; undisclosed liabilities; improper accounting; claims or litigation from former officers, directors, employees or stockholders; contractual obligations; and regulatory requirements. Although management performed due diligence on us, there can be no assurance that such risks do not occur. The occurrence of any such risk could materially adversely affect our financial condition.

Security Ownership of Certain Beneficial Owners and Management

The following table lists, as of May 12, 2010, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than five percent (5%) of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security.  The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 8,000,000 shares of our common stock issued and outstanding as of May 12, 2010.

Unless otherwise stated, the address of each beneficial owner is 9595 Wilshire Blvd., Suite 900, Beverly Hills, CA 90212.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned

Rose Hill Gardens LLC PO Box 5490 Santa Barbara CA 93150	6,677,251	(2)	83.45%

Victoria Briggs (1)	6,677,211	(2)	83.45%

AFH Holding and Advisory, LLC 9595 Wilshire Blvd, Suite 700 Beverly Hills, CA 90212	800,000	(3)	10.00%

Amir F. Heshmatpour 9595 Wilshire Blvd, Suite 700 Beverly Hills, CA 90212	800,000	(3)	10.00%

Sandra L Missakian (1)	171,876		2.15%

Anthony Roth (1)	75,000		.94%

Barrett Carrere	0		—

All directors and executive officers as a group (5 persons)	7,724,127		96.55%

   (1) Victoria Briggs, Sandra Missakian and Anthony Roth will become members of our board of directors following the expiration of ten days following our filing of Schedule 14F-1 with the SEC.
  (2) Victoria Briggs, is the sole managing member, and owns and controls 100% of Rose Hill Gardens LLC. Christopher K. Bagdasarian is the spouse of Victoria Briggs.  Mr. Bagdasarian has no ownership or control over Rose Hill Gardens, LLC. Mr. Bagdasarian disclaims any beneficial interest in the shares.
  (3)  Amir F. Heshmatpour is the Managing Member of AFH Holding and Advisory, LLC, has investment control over the shares owned by AFH Holding and Advisory, LLC and may be deemed the beneficial owner of these shares of our common stock. Mr. Heshmatpour will resign from our board of directors upon the expiration of ten days following our filing of Schedule 14F-1 with the SEC.

Executive Officers and Directors

Prior to the Exchange, our sole officer and director was:

Name	Age	Positions and Offices Held
Amir F. Heshmatpour	43	President, Secretary and Director

Amir F. Heshmatpour-Director
Mr. Heshmatpour is the Founder and Managing Director of AFH Holding & Advisory LLC, an integrated advisory and consulting firm serving U.S. and international clients who seek strategic counsel and sophisticated access to global capital markets.  Mr. Heshmatpour founded AFH Holding & Advisory LLC in 2003 and has been the managing director since inception.  Prior to founding AFH, Mr. Heshmatpour was the Chairman and Chief Executive Officer of Metrophone Telecommunications, Inc., a company he began in 1994. Amir Heshmatpour received a Bachelor of Arts from Pennsylvania State University in 1988. Mr. Heshmatpour will resign from our board of directors upon the expiration of ten days following our filing of Schedule 14F-1 with the SEC.

The following persons became the Company’s executive officers and directors upon effectiveness of the Exchange and hold the positions set forth opposite their respective names.

Name	Age	Positions and Offices Held

Anthony Roth	45	President, Chief Executive Officer and Director

Barrett Carrere	40	Chief Financial Officer, Secretary

Sandra L. Missakian	40	Director

Victoria Briggs	62	Director

Anthony Roth – President
Mr. Roth is our President and Chief Executive Officer; he will become a Director and Chairman of the Board upon the expiration of ten days following our filing of Schedule 14F-1 with the SEC. A serial entrepreneur with over 14 years of experience, Mr. Roth has a reputation for starting successful technology companies and managing the turnaround of various businesses in transition.  From February 2009 to May 2010 Mr. Roth was the President and CEO of Celect.org™, a company of Optimum Interactive (USA) LTD., the leading provider of web-based network services for membership organizations. Prior to co-founding Celect.org™, from November 2007 to February 2010 Mr. Roth was a turnaround CEO for Commerce Planet, Inc., an online marketing & e-commerce company. During his tenure at Commerce Planet, Mr. Roth was responsible for resolving a range of legal, compliance, financial and other business-critical issues, eventually leading to a successful sale of the assets of the company. In December 2001, Mr. Roth founded Utix Group, Inc., a corporate premium gift, incentive and consumer reward company that significantly changed the way prepaid gift cards are issued and processed to this day. During his time as President & CEO of Utix Group from December 2001to October 2007, Mr. Roth authored, commercialized and defended a series of patents for prepaid technology system and marketing applications on the DISCOVER Network. He also formed strategic alliances with several co-branding partners including the PGA, Nike, Red Door Spa, FOX, Disney, Warner Brothers, Carlson Marketing, Quantum Loyalty - Hollywood Movie Money, and the U.S. Ski Team. The Utix technology applications have become standardized prepaid card features for several Fortune 500 brands issuing gift cards or prepaid products worldwide.  Having authored and defended several patents in the pre-paid technologies arena, Mr. Roth is an expert in the industry and has served as a featured speaker at multiple events for organizations such as the Electronic Funds Transfer Association and the American Management Association. Earlier in his profession, Mr. Roth served as a turn-around executive and often CEO for both public and private business concerns. He first began his professional training and experience in the business financial services and retail brokerage arena where after eight years he reached the position of Vice President at Merrill Lynch. Mr. Roth received an undergraduate degree in 1986 from The University of Illinois and holds a masters degree in finance from The New York Institute of Finance.

Mr. Roth was chosen to be our CEO and a director of the Company because of his extensive experience with start-up companies.

Barrett Carrere - Chief Financial Officer

Mr. Carrere graduated from University of Southern California, B.S. in Accounting, May 1993, cum laude. He was employed by Arthur Andersen in Los Angeles from September 1993 to July 1997 in the assurance division as a staff and senior auditor. He specialized in the energy practice with clients such as Occidental Petroleum Corporation, Southern California Edison and Texaco Inc. Cogeneration Partnerships. From July 1997 through March 2010, Mr. Carrere held various positions at VCA Antech Inc. (NASDAQ: WOOF, "VCA"). VCA is a leading high-growth international animal healthcare services company with a compounded annual revenue growth rate of over 15% and approximately $1.3 billion in annual revenue for the year ended December 31, 2009. Mr. Carrere started at VCA as a senior accountant and was promoted to Accounting Manager, Director of Financial Reporting and finally V.P. Assistant Corporate Controller where he was responsible for approximately 50 individuals in the following departments: SEC Compliance and Reporting, Technical Accounting and Research, Corporate Accounting, Corporate Budgeting and Forecasting, and accounts payable. While at VCA Mr. Carrere was involved with over $2.3 billion of capital transactions including an LBO, an IPO and secondary offering, debt financings and refinancing as well as integration and due diligence for over $1.0 billion of M&A transactions. In addition to his responsibilities at VCA, from April 2008 through June 2009 Mr. Carrere was also lecturer of accounting in the school of economics at the University of California, Santa Barbara. Mr. Carrere is an active certified public accountant licensed in the state of California, license #77167, and is a member of the American Institute of Certified Public Accountants.

Sandra L Missakian – Director

Ms. Missakian brings over 15 years of law, finance, business development and start up experience primarily in the entertainment industry. Since July, 2003, Ms. Missakian has provided management consulting and legal services to various companies in the entertainment industry (ranging from serving in senior level in-house executive roles to structuring film funds to negotiating and establishing multi-million dollar private placement and acquisition deals), and managed Golden Child Ventures, LLC (and its affiliated companies Golden Child Pictures, LLC and Fortress DVD, LLC), an entertainment company through its affiliated companies has produced 10 titles since 2002, and has structured independent off balance sheet financing for both slate and single picture financings for up to six feature films to be produced over the next 12 months.  From January 2000 until June 2003, Ms. Missakian served as Managing Director and General Counsel for Marblehead Capital Group, Inc., a Massachusetts based boutique venture capital firm focused on providing early stage capital and consulting services to companies in entertainment, media and technology industries.   Ms. Missakian’s role at the firm was to negotiate and structure private financings, portfolio acquisitions, co-manage a dedicated investment fund, and provide strategic consulting services to portfolio companies. During this period, Ms. Missakian had management oversight of one of the firm’s portfolio companies, FansRule, Inc.  From March 2000, until May 2003, Ms. Missakian held various senior management positions with FansRule, including President, General Counsel, and Head of Business Development.  In her day to day activities for FansRule, she signed clients and served as point person for all client relations, created strategic business alliances with third party corporate partners, and managed the teams that executed innovative marketing initiatives for all the company’s high profile clients which included Aerosmith, Christina Aguilera, Justin Timberlake, Destiny’s Child, and Anastacia, among others.  Prior to joining Marblehead Capital, Ms. Missakian served as the Director of Acquisitions for the Los Angeles based film company Behavior Worldwide, Inc., where she was involved in development, acquisition and financing of its feature film slate. Ms. Missakian began her career as an entertainment lawyer and literary agent at the Boston law firm of Palmer & Dodge.    Ms. Missakian received a B.A. from Dartmouth College in 1991 and a J.D. from Boston College Law School in 1994.

Ms. Missakian was chosen to become a director because of her involvement with the Company since its inception, her legal background, her experience with operating and serving in senior management positions in start-up companies, her experience with structuring private financings and over ten years of experience working in venture capital and private equity.

Victoria Briggs – Director

Ms. Briggs founded Rose Hill Gardens LLC in 1997 to grow and distribute premium domestic roses.  As the managing member of Rose Hills Gardens LLC, Ms. Briggs was responsible for cultivation, marketing, sales, administration and accounting for the business.  She grew Rose Hills Gardens LLC become the largest outdoor rose grower in the United States.

In January 2007, Ms. Briggs, through Rose Hill Gardens LLC, started the First Blush business.  She participated in establishing the operations, accessing high quality supplier/vendor relationships, product and formula development, logistics and distribution, and developing First Blush's go-to-market strategy of placing First Blush products in the grocery produce section.   Rose Hill Gardens LLC provided the initial funding for First Blush and is First Blush’s largest shareholder.

To this date, Ms. Briggs remains the managing member of Rose Hill Gardens LLC and provides consulting services to our Company,

Ms. Briggs was also instrumental in building Curtis School, a premier private school in Los Angeles, as Director of Schools and as a member of the Board of Directors. Ms. Briggs received an undergraduate degree in 1969 from The University of Denver.

Ms. Briggs was chosen to be a director because of her experience founding our company and her participation in its initial and on-going operations, as well as her experience is running Rose Hill Gardens’ rose business.

Christopher Bagdasarian

Mr. Bagdasarian may be deemed a promoter of First Blush.  See the section titled History in this document for additional details regarding Mr. Bagdasarian and the start of First Blush.

On September 26, 1996, the Securities Exchange Commission filed a complaint against Mr. Bagdasarian in the United States District Court for the Southern District of New York. [SEC v. Christopher K. Bagdasarian, No. 96-CV-7306 (S.D.N.Y.).] The Commission's complaint alleged, among other things, that: (1) Mr. Bagdasarian engaged in a fraudulent scheme to fabricate an investment track record that was included in the registration statement for Normandy America Inc.’s initial public offering; (2) Mr. Bagdasarian perpetrated the fraudulent scheme by repeatedly providing false and misleading information to the underwriters and underwriters' counsel; (3) Mr. Bagdasarian falsely represented that he achieved a ten-year average annual return of 29.1% managing assets ranging from $250.6 million in 1990 to $731.3 million during 1994, when in fact Mr. Bagdasarian managed no such assets; (4) Mr. Bagdasarian falsely represented that the $731.3 million in managed assets were located in approximately 30 offshore structures, when in fact there were no such offshore structures; (5) Mr. Bagdasarian falsely represented that all of the assets he managed had been disclosed in Normandy's registration statement, and that he had sole authority to make investment decisions for those assets, when in fact Mr. Bagdasarian managed approximately $45 million in additional assets that were not disclosed; and (6) Mr. Bagdasarian directed one of his employees to impersonate an investor and provide false information to the underwriters concerning Mr. Bagdasarian's investment performance and assets under management.

On November 13, 1996, Mr. Bagdasarian, as chief executive officer of Normandy America Inc., pleaded guilty to eight felony counts of securities fraud, bank fraud, conspiracy and perjury in the United States District Court for the Southern District of New York. United States v. Bagdasarian, No. 96-CR-901 (S.D.N.Y.).

On May 8, 2001, without admitting or denying any of the findings therein, Mr. Bagdasarian consented to the issuance of an order in the U.S. District Court for the Southern District of New York in Securities Exchange Commission v. Christopher Bagdasarian, case #96-CR00901, restraining and enjoining him from future violations of Section 10(b) of the Exchange Act, Rule 10b-5 promulgated thereunder, Rule 17(a) of the Securities Act of 1933, barring him from association with any broker, dealer or investment adviser.

On May 24, 2004, as summarized in Administrative Proceeding Release #34-49753, the Securities Exchange Commission instituted administrative proceedings against Christopher Bagdasarian pursuant to Sections 15(b) of the Securities Exchange Act of 1934 and Section 203(f) of the Investment Advisers Act of 1940. The result of these proceedings being that the Securities Exchange Commission permanently barred Christopher Bagdasarian from association with any broker, dealer or investment adviser.

At all relevant times, Mr. Bagdasarian was a partner in a private holding company that owned Criterion, a registered broker-dealer, and Criterion Investors, Inc., a registered investment adviser.

Other Information Regarding Directors and Officers

There are no familial relationships among any of our directors or officers.  None of our directors or officers is a director in any other U.S. reporting company.  None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years.  The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Each director of the Company serves for a term of one year or until the successor is elected at the Company’s annual shareholders’ meeting and is qualified, subject to removal by the Company’s shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Pursuant to the Exchange Agreement, We have granted our former sole shareholder, AFH Holding and Advisory, LLC, the right to designate one member of the Board. As of the date hereof, this right has not been exercised.  This right is exercisable only once and shall terminate May 12, 2011.

Significant Employees

The Company has no employees who are not executive officers, but who are expected to make a significant contribution to the Company’s business.

Involvement in Certain Legal Proceedings

In November, 2003 FansRule, Inc., in which Ms. Missakian held various senior management positions prior to her resignation in May 2005 including President, General Counsel, and Head of Business Development, filed a petition for voluntary bankruptcy under Chapter 13 in US Bankruptcy Court District of Massachusetts, Western Division.  The case was converted to a Chapter 7 bankruptcy on July 1, 2004, docket number 03-46505-HJB.  Ms. Missakian resigned from FansRule in May, 2003.

On December 23, 2004 the trustee in the FansRule’s Chapter 7 bankruptcy proceeding filed a claim against the directors and officers of FansRule, including Ms. Missakian, claiming breach of fiduciary duties and obligations.   The claim was filed in the United States Bankruptcy Court District of Massachusetts docket number 04-4530.  All claims related to the directors and officers, including Ms. Missakian, were approved and settled by the courts on March 8, 2006.

On November 11, 2005 the trustee in the FansRule’s Chapter 7 bankruptcy filed a personal claim against Ms. Missakian in United States Bankruptcy Court District of Massachusetts, Western Division, case name, John J. Aquino, Chapter 7 Trustee v. Sandra L. Missakian, docket number 05-4302. The trustee claimed that FansRule made a preferential payment to Ms. Missakian when they repaid a $55,000 loan, made by Ms. Missakian to FansRule, during the 12 month look-back period applicable to company insiders involved in bankruptcy proceedings. Ms. Missakian settled the claim for $5,000 subject to a written settlement agreement dated February 15, 2006 that was approved by the bankruptcy court on April, 7, 2006.

Other than as set forth above, during the past ten years, none of the Company’s directors, persons nominated to become directors, executive officers, promoters or control persons:

•	was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

•	was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•
was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Compliance with Section 16(a) of the Exchange Act

To the Company’s knowledge, based solely on a review of such materials as are required by the Securities and Exchange Commission, none of the Company’s officers, directors or beneficial holders of more than 10% of the Company’s issued and outstanding shares of Common Stock failed to timely file with the Securities and Exchange Commission any form or report required to be so filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, during the fiscal year ended December 31, 2008.

Code of Ethics

As of the date hereof, the Company has not adopted a written code of ethics that applies to the Company’s principal executive officer, principal financial officer or controller, or persons performing similar functions. The Company intends to adopt a written code of ethics in the near future.

Board Committees

The Company intends to appoint such persons to the Board of Directors and committees of the Board of Directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although the Company is not required to comply with such requirements until it elects to seek listing on a securities exchange. The Company intends to include as promptly as possible, at least one independent director who will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-B, as promulgated by the SEC. Additionally, the Board of Directors is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee, in the near future. The Company does not currently have an “audit committee financial expert” since it currently does not have an audit committee in place.

Executive Compensation

Summary Compensation Table

The table below sets forth, for the last two fiscal years, the compensation earned by the  principal executive officer of each of AFH and First Blush as of December 31, 2009 (the “Named Executive Officer”). Except as provided below, none of the Company’s executive officers received annual compensation in excess of $100,000 during the last two fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total($)
Victoria Briggs, acting	2009	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$102,000	$0.00
chief executive officer of First Blush, Inc.	2008	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$20,833	$0.00

Amir F. Heshmatpour,	2009	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
President of AFH	2008	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

(1) In 2009 we paid RHG a consulting fee of $8,500 per month for office rent and related expenses as well as operating and management services including, but not limited to, sales and marketing, fulfillment, production, customer service and accounting. Rose Hill Gardens LLC is wholly-owned by Ms. Briggs.  Since First Blush’s incorporation on August 1, 2008 through December 31, 2008, Ms.  Briggs, a director, received $20,833 in consideration for her services rendered in her capacity as director and in her operational capacity. No compensation has been paid subsequent to December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End

The Company has no outstanding equity awards as of the fiscal year ended December 31, 2009.

Compensation of Directors

Since First Blush’s incorporation on August 1, 2008 through December 31, 2008, Victoria Briggs, a director, received $20,833 in consideration for her services rendered in her capacity as director and in her operational capacity. No compensation has been paid subsequent to December 31, 2008.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

We have entered into an employment agreement, dated May 12, 2010 with Anthony Roth, our Chief Executive Officer, for a term ending December 31, 2011.   The agreement contemplates that no salary will be paid to or earned by Mr. Roth unless and until the Company is able to complete a financing of at least $1,500,000.   That financing has not been completed, and there is no assurance that any such financing will ever be completed.  The agreement contains the following provisions:

•	Salary — $345,000 per year commencing on the first round of financing of the company greater or equal to $1,500,000 and expected to occur no later than May 31, 2010.

•	Bonus – 50% of the current annual base salary as follows:

o	20% of the bonus will be awarded based upon the success of strategic objectives that are to be approved by the board of directors.

o	30% of the bonus will be awarded based on the achievement of the revenue performance goals.

o
50% of the bonus will be awarded based on Mr. Roth’s personal performance, the company’s combined financial performance, profitability and intrinsic and market value as well as success of financing efforts.

•
Incentive Stock Options – Mr. Roth will be granted options to purchase no less than 5% of the Company’s fully-diluted shares at an exercise price to be determined by the Board of Directors on the date of grant.  The options will vest over a four-year period 25% will vest 12 months after the date of grand and the remaining 75% shall vest in quarterly installments thereafter.

•	Vacation – Three weeks paid during each fiscal year, to be earned on a pro-rata basis.

•
Termination without cause – In the event that we terminate Mr. Roth’s employment without cause, he is entitled to nine months of his current base salary any earned or accrued bonus and any earned or accrued vacation.  This termination payment is due 10 business days after the date of termination.  All vested stock options will remain with Mr. Roth.

•
Change of Control — If before November 12, 2010, Mr. Roth’s employment is modified or terminated due to a change in control, Mr. Roth is entitled to compensation through the end of his current term and nine months of his current base salary any earned or accrued bonus and any earned or accrued vacation.   Bonuses shall be computed at a rate of 100% of the previous year’s bonus.   This termination payment is due 10 business days after the date of termination.  All vested stock options will remain with Mr. Roth.  In addition, all health benefits will continue to be paid in full through the end of his current term.

•
Non-disclosure provisions and Invention Assignment Agreement – As part of his employment agreement, Mr. Roth agrees not to disclose confidential information and to assign to the Company all rights, title and interest to any and all inventions made, conceived, or learned by Mr. Roth during the period of his employment.

We have entered into an employment agreement, dated May 12, 2010 with Barrett Carrere, our Chief Financial Officer, on an “at will” basis.  The agreement contains the following terms:

•	Salary - $150,000 per year, with an increase in base salary to $180,000 commencing on January 1, 2011 at the discretion of the Board,

•	Bonus - 25% of annual salary

o	25% of the bonus will be awarded based upon the success of achieving targeted revenue, EBITDA, distribution and capitalization plans.

o
25% of the bonus will be awarded based on demonstrating leadership consistent with the company’s culture and values as well as establishing positive working relationships with the other employees and the board of directors.

o	50% of the bonus will be awarded based exceeding by 10% targeted revenue EBITDA, distribution and capitalization plans

•	Vacation – Three weeks paid during each fiscal year, to be earned on a pro-rata basis.

•	Termination — We may terminate this agreement without notice and Mr. Carrere may terminate the agreement with 30 days prior notice to us.

•
Non-disclosure provisions and Invention Assignment Agreement – As part of his employment agreement, Mr. Carrere agrees not to disclose confidential information and to assign to the Company all rights, title and interest to any and all inventions made, conceived, or learned by Mr. Carrere during the period of his employment.

We are not a party to any other employment agreements.

Stock Incentive Plans

We had no stock or stock options issued incentive plans at December 31, 2009.

Certain Relationships and Related Transactions

Rose Hill Gardens serves as a consultant to the Company in respect of sales and marketing, fulfillment, production management, customer service, strategic planning, acquisition targeting and advice concerning structure and negotiations of acquisitions and financing transactions. Some of these consulting services are performed by Christopher Bagdasarian. Currently, Christopher Bagdasarian is consulting primarily on strategic planning and structure and negotiations of financing transactions; however, he may in the future perform or assist in the performance of all tasks listed here.  Rose Hill Gardens has been instrumental in obtaining introductions for us to suppliers and potential customers and is expected to continue to do so as we grow. Since January 1, 2009, we have paid Rose Hill Gardens a consulting fee of $8,500 per month. Payment of this fee has been made by increasing the principal of the outstanding senior debt owed by us to Rose Hill Gardens. Rose Hill Gardens is owned by Victoria Briggs, who will become a member of our board of directors upon the expiration of ten days following our filing of Schedule 14F-1 with the SEC.  Christopher Bagdasarian is the husband of Victoria Briggs and Michael D. Bagdasarian is Ms. Brigg’s father-in-law.

In January 2007, First Blush business operations were commenced by Victoria Briggs and her husband, Christopher Bagdasarian, through Rose Hill Gardens LLC which is 100% owned by Ms. Briggs.  On August 1, 2008 First Blush, Inc. was formed.  On December 31, 2008 the assets related to the First Blush business were transferred from Rose Hill Gardens LLC to First Blush, Inc.  Rose Hill Gardens provided the financing for First Blush, Inc.’s operations.  Ms. Briggs and Mr. Bagdasarian established the operations of First Blush through their business experience and numerous contacts by accessing high quality supplier/vendor relationships. These relationships include: grape procurement; bottling and packaging services; product and formula development; and logistics and distribution services.  In addition, Ms. Briggs and Mr. Bagdasarian developed First Blush's go-to-market strategy of placing First Blush products in the grocery produce section. Ms. Briggs and Mr. Bagdasarian, through Rose Hill Gardens, continue to serve in a support role to new management on an ongoing basis pursuant to a consulting arrangement described under “Certain Relationships and Related Party Transactions.”

On November 13, 1996, Christopher K. Bagdasarian, as chief executive officer of Normandy America Inc., pleaded guilty to eight felony counts of securities fraud, bank fraud, conspiracy and perjury in the United States District Court for the Southern District of New York.  United States v. Bagdasarian, No. 96-CR-901 (S.D.N.Y.).

On May 8, 2001, without admitting or denying any of the findings therein, Christopher Bagdasarian consented to the issuance of an order in the U.S. District Court for the Southern District of New York in Securities Exchange Commission v. Christopher Bagdasarian, case #96-CR00901, restraining and enjoining him from future violations of Section 10(b) of the Exchange Act, Rule 10b-5 promulgated thereunder, Rule 17(a) of the Securities Act of 1933, barring him from association with any broker, dealer or investment adviser.

On May 24, 2004, as summarized in Administrative Proceeding Release #34-49753, the Securities Exchange Commission instituted administrative proceedings against Christopher Bagdasarian pursuant to Sections 15(b) of the Securities Exchange Act of 1934 and Section 203(f) of the Investment Advisers Act of 1940.  The result of these proceedings being that the Securities Exchange Commission permanently barred Christopher Bagdasarian from association with any broker, dealer or investment adviser.

On December 31, 2008, we entered into a $1,000,000 Senior Credit Facility with annual interest of 12% with Rose Hill Gardens LLC. The Senior Credit Facility is due on the earlier of demand with 30 days prior notice or December 31, 2010.  On December 31, 2008, we drew $828,000 on the Rose Hill Gardens LLC Senior Credit Facility for the purchase of the business from Rose Hill Gardens LLC.  The largest amount of principal and accrued interest outstanding under this credit facility at any time from December 31, 2008 to May 13, 2010 was $1,160,213, which included unpaid and accrued interest. We paid $323,000 in 2009 in principal and interest during the year ended December 31, 2009.   We accrue interest monthly.

In June 26, 2009, we entered into a $100,000 Senior Secured Promissory Note from Michael D. Bagdasarian, with annual interest of 12%. This note is a demand note, due with 30 days prior notice.

All outstanding senior credit facilities are secured by the assets of First Blush.

See Employment Agreements, above for a discussion of the Employment Contract between each of Anthony Roth and Barrett Carrere and us.

From April, 2010 until May 12, 2010, Mr. Roth and Mr. Carrere served as Vice Presidents of Operations and Finance, respectively of First Blush, Inc. They were not paid any compensation in connection with these positions.

Jeffrey Rinde, a partner of Blank Rome LLP, First Blush’s legal advisor in connection with the Exchange, also holds the position of Principal of AFH Holding and Advisory, LLC (“AFH Holding”) and has an ownership interest in AFH Holding. AFH Holding was our sole shareholder prior to the Exchange, and as such will realize an economic benefit as a result of fees received in the Exchange and of AFH Holding’s continued ownership of our shares. See “ Security Ownership of Certain Beneficial Owners and Management. ” In connection with Blank Rome’s representation of First Blush, Blank Rome disclosed Jeffrey Rinde’s relationship with AFH Holding, and received a conflicts waiver from First Blush relating to Blank Rome’s representation of First Blush. We incurred legal fees of $75,000 in connection with the Exchange.

Pursuant to the terms of the Exchange Agreement, we agreed to pay a fee to AFH Holding and Advisory, LLC in the amount of $250,000; $75,000 of which was previously paid by Tony Roth.  We issued 75,000 shares of our common stock to Mr. Roth in satisfaction of the $75,000 indebtedness owned by us to Mr. Roth for his payment to AFH Holding and Advisory.  The remaining balance of $175,000 owed to AFH Holding and Advisory, LLC remains unpaid.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, are not at this time required to have our board comprised of a majority of “independent directors.” However, we do believe that our Board of Directors currently meets the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we had not adopted prior to the Exchange formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant shareholders. However, we intend that such transactions will, on a going-forward basis, be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof.

As of the date hereof, we have not adopted a written conflict of interest policy that applies to our executive officers and directors. We intend to adopt a written conflict of interest policy in the future.

Indemnification of Directors and Officers

  Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful.  A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Expenses incurred by an officer or director in connection with an indemnified claim are required to be paid by the us in advance  of the final disposition of the proceeding.  If Delaware General Corporation Law, as amended, requires, such expenses will only be advanced upon delivery to us of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified.  Such advances will be made on such terms and conditions as the Board of Directors deems appropriate.

Item 3.02.    Unregistered Sales of Equity Securities.

The Exchange

On May 12, 2010, AFH and First Blush entered into the Share Exchange Agreement, pursuant to which, as of such date, each share of First Blush was exchanged for shares of AFH and First Blush became a wholly-owned subsidiary of AFH. As a result of the Exchange, AFH issued an aggregate of 7,125,000 shares of Common Stock to the holders of First Blush’s capital stock in exchange 100% of First Blush, Inc.’s common stock, (7,063,750 shares) and 100% of First Blush, Inc.’s Series A Preferred Stock (151,250 shares). In addition, Rose Hill Gardens, LLC and the pre-Exchange holders of First Blush, Inc.’s Series A Preferred Stock (consisting of William A. Gustafson and Prescott Interests, LTD) entered into a Make Good agreement whereby Rose Hill Gardens, LLC agrees to transfer to them a certain number of its shares in the Company if the value of the Company’s common stock given to the pre-Exchange holders of First Blush, Inc.’s Series A Preferred Stock in the Exchange is less than a certain amount in a Qualified Financing, as defined in the Make Good agreement. As a result of this transaction the security holders of First Blush became shareholders of the Company owning approximately 89.06% of the Company’s outstanding common stock.

In connection with the Exchange, we entered into a Registration Rights Agreement with the former holders of Series A Preferred Stock of First Blush (the “Registration Rights Agreements”) in which we agreed to use our commercially reasonable efforts to include such holders’ shares of our common stock, at our expense, in any registration statement that we file until such shares may be sold under certain exemptions under the Securities Act of 1933, as amended.

With respect to the Exchange, the Company has relied on the exemption from registration under the Securities Act of 1933, as amended, Regulation D, Rule 506 as the exchange of unregistered shares of First Blush and AFH involved accredited investors and did not involve a general solicitation.

Description of Capital Stock

Common Stock

We are authorized to issue 100,000,000 shares of common stock with par value of $0.001, of which 8,000,000 shares are issued and outstanding as of May 12, 2010 after giving effect to the Exchange. Each holder of shares of our common stock is entitled to one vote per share on all matters to be voted upon by the stockholders, including the election of directors. The holders of shares of our common stock have no preemptive, conversion, subscription or cumulative voting rights.  Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of our common stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends and upon dissolution or liquidation or the sale of all substantially all of our assets, after payment in full of amounts required to be paid to our creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution.  The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of any shares of our preferred stock, which we may issue in the future. There is no provision in our Certificate of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 20,000,000 shares of blank check preferred stock, with par value of $0.001, none of which is issued and outstanding. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.  The rights, preferences (as to dividends, upon liquidation or otherwise) and privileges of our preferred stock will be designated by our board of directors.

Warrants and Options

We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Promissory Notes

On December 31, 2008, we entered into a $1,000,000 Senior Credit Facility with annual interest of 12% with Rose Hill Gardens LLC. The Senior Credit Facility is due on the earlier of demand with 30 days prior notice or December 31, 2010. On December 31, 2008, we drew $828,000 on the Rose Hill Gardens LLC Senior Credit Facility and an additional $99,000 in 2009.

In June 26, 2009, we entered into a $100,000 Senior Secured Promissory Note from Michael D. Bagdasarian, with annual interest of 12%. This note is a demand note, due with 30 days prior notice.

All outstanding senior credit facilities are secured by the assets of First Blush.

For all the terms of the notes, reference is hereby made to such documents annexed as Exhibits 10.4, 10.5 and 10.6 to this Current Report on Form 8-K.

Reference is hereby made to the Bylaws or our Certificate of Incorporation and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

Market Price of and Dividends on Common Stock and Related Stockholder Matters

Currently there is no established public trading market for our common stock.  We have approximately 20 holders of our common stock.  We have never paid dividends nor do we intend to do so in the near future.

Pre-exchange Sale and issuance of Unregistered Equity Securities

On November 18, 2008 First Blush, Inc.’ board of directors adopted the 2008 Equity Incentive Plan.  The plan established 1,061,250 incentive stock options to be granted to employees of First Blush, Inc.  On November 18, 2008 the board also approved the issuance of 625,000 of these options to be granted to two individuals upon their becoming employees of First Blush, Inc., however, these individuals did not become employees and therefore received no options.  As a result, there have been no options issued under this plan to date.

On November 18, 2008, First Blush, Inc. issued to one of its early advisors, Dan Levitan, as compensation for his services 1,000,000 warrants to purchase First Blush, Inc. common stock.  Dan Levitan agreed that the value of his services translated into approximately 6.7% of First Blush, Inc.’s aggregate total authorized shares consisting at that time of the authorized 11,000,000 shares of common stock and 3,850,000 shares of Series A Preferred Stock, less $250,000.   As a result First Blush, Inc. issued to Dan Levitan 1,000,000 warrants to purchase common stock at an initial exercise price of $0.25 per option or exercise share.  These options expired unused on May 12, 2010, the date of the Share Exchange.

On March 5, 2009 First Blush, Inc. sold 137,500 shares of its Series A Preferred Stock for an aggregate price of $250,029.  Similarly, On November 19, 2009 First Blush, Inc. sold 13,700 shares of its Series A Preferred Stock for an aggregate price of $24,991.  Neither First Blush, Inc. nor First Blush Brands, Inc. sold any other registered shares during the last three years.

All of the issuances of unregistered equity securities discussed herein was exempt from the SEC’s registration requirements per Section 4(2) of the Securities Act.

Item 5.01.    Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AFH’s officer and director resigned as of May 12, 2010, effective upon the expiration of any applicable regulatory waiting period. Pursuant to the terms of the Exchange Agreement, the Company’s new directors and officers are as set forth therein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 12, 2010, our Board of Directors and sole shareholder approved the amendment and restatement of our Articles of Incorporation.  We will file the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Delaware after the applicable waiting period under Rule 14c of the Exchange Act, which we anticipate will be on or about June 4.  The following is a summary of  certain material changes that were made:

•	the name of the Company was changed from AFH Holding II, Inc. to First Blush Brands, Inc.;

•	the number of directors was changed to be not less than one and not more than 15;

•	procedures were added for the election and removal of directors; and

•	the Company elected to be governed by Section 203 of the Delaware General Corporation Law.

The foregoing summary of the Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the complete text of the Amended and Restated Certificate of Incorporation, which is annexed hereto as Exhibit 3.1 and incorporated herein by reference.

On May 12, 2010, our Board of Directors approved the amendment and restatement of our Bylaws.  The following is a summary of  certain material changes that were made:

•
provisions were added establishing proper procedures for nominations of persons for election to the Board of Directors, stockholder proposals and other business to be considered at stockholders’ meetings;

•	provisions were added establishing proper conduct of stockholders’ meetings;

•	the provision relating to stockholder action without a meeting was changed to no longer allow stockholder action by written consent;

•	the provision permitting a Board of Advisors to be appointed by the Board of Directors was deleted;

•	provisions were added authorizing the Board of Directors to appoint a Executive Committee and other committees and establishing the parameters and authority that such committees may have;

•	provisions were added specifying the powers and duties of officers unless otherwise determined by the Board of Directors; and

•	a provision was added providing for a special quorum in the event of any emergency, disaster of catastrophe as referred to in Section 110 of the General Corporation Law.

The foregoing summary of the Amended and Restated Bylaws is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, which are annexed hereto as Exhibit 3.2 and incorporated herein by reference.

Item 5.06.    Change in Shell Company Status.

As a result of the consummation of the transactions described in Items 1.01 and 2.01 of this Current Report on Form 8-K, the Company believes that it is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01.    Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), First Blush’s audited financial statements for the fiscal years ended December 31, 2009 and 2008 are filed in this Current Report on Form 8-K as Exhibit 99.1. Unaudited financial statements for the three month period ended March 30, 2010 will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days from the date hereof.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Share Exchange Agreement, dated May 12, 2010, by and among AFH Holding II, Inc. and its sole shareholder and First Blush, Inc. and its security holders. (1)

Exhibit No.	Description

2.2	Make Good Agreement dated May 12, 2010, by and among William A. Gustafson, Prescott Interests LTD, Rose Hill Gardens, LLC, First Blush, Inc. and first Blush Brands, Inc.

3.1	Amended and Restated Articles of Incorporation of First Blush Brands, Inc. (2)

3.2	Amended and Restated Bylaws of First Blush Brands, Inc. dated May 12, 2010 (1)

4.1	Form of Registration Rights Agreement (1)

10.1	Broker Client Contract, dated May 1, 2008, by and between RHG LLC d/b/a First Blush and Acosta, Inc. d/b/a Acosta Sales & Marketing Company (1)

10.2	Executive Agreement, dated May 12, 2010, between Anthony G. Roth and AFH Holding II, Inc. (1)

10.3	Letter Agreement, dated May 12, 2010, between AFH Holding II, Inc. and Barrett Carrere (1)

10.4	Loan Agreement, dated November 18, 2008, by and among First Blush, Inc. and Rose Hill Gardens LLC (1)

10.5	Senior Secured Promissory Note, dated December 31, 2008, by First Blush, Inc. (1)

10.6	Senior Secured Promissory Note, dated June 26, 2009, by First Blush, Inc. (1)

10.7	Indemnification Agreement, dated November 18, 2008, between First Blush, Inc. and Rose Hill Gardens LLC (1)

21.1	List of Subsidiaries (1)

23.1	Consent of EFP Rotenberg, LLP

99.1	Financial Statements for the fiscal years ended December 31, 2009 and 2008 (1)

99.2	Financial Statements for the three months ended March 31, 2010 (3)

(1)	Incorporated by reference from our Current Report on Form 8-K filed on May 13, 2010

(2)	Incorporated by reference from Exhibit A to our Information Statement on Schedule 14C filed on May 18, 2010

(3)	Incorporated by reference from Amendment No. 1 to our Current Report on Form 8-K filed on May 25, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Blush Brands, Inc.
(Registrant)

Date:	December 22, 2010	By:	/s/ Barrett Carrere
Barrett Carrere
Chief Financial Officer and Secretary (Principal Executive and Financial Officer)